Exhibit 99.1

NEWS RELEASE FOR AUGUST 26, 2004 AT 7:30 AM GMT (LONDON) & 2:30 AM EDT
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Contact:  Allen & Caron Inc             or   Clean Diesel Technologies, Inc.
          Jesse E. Deal (investors)          James M. Valentine, President & COO
          212) 691-8087;                     David W. Whitwell, CFO
          jesse@allencaron.com               (203) 327-7050
          Len Hall (media)
          949) 474-4300;
          len@allencaron.com

             DR. BERNHARD STEINER APPOINTED CHIEF EXECUTIVE OFFICER
                        OF CLEAN DIESEL TECHNOLOGIES INC

STAMFORD, CT (August 26, 2004)   The Board of Directors of Clean Diesel
Technologies Inc (CDT) (EBB:CDTI & AIM:CDT/CDTS) announced today that effective September 14, 2004, Bernhard Steiner, PhD, 56, has been appointed its Chief Executive Officer, and elected a director after the CDT Board authorized an increase in Board members from five to six. Steiner succeeds Jeremy D. Peter-Hoblyn, 64, who has been CEO of CDT since its formation in 1995. Peter-Hoblyn will remain on the Board of Directors, and his previously announced retirement begins concurrent with Steiner's arrival. Steiner is a marketing and business development veteran with a solid understanding of global markets. He has a history of recognizing and developing market opportunities for new and existing technologies, as well as bringing new technologies to market successfully.

     Most recently Steiner was Executive Director of Sales and Marketing at Sweden-based Wayfinder Systems AB, which has launched server-based navigation systems for mobile phones and has become the market leader in the field. From 1999 through March 2003, Steiner served in varying positions with Motorola, Inc. beginning as Director, Strategic Marketing and New Business Development for the Integrated Electronics Systems Sector, working with four business groups: automotive, telematics, energy systems and computer platforms. Within one year Steiner was promoted to Director, Worldwide Sales and Marketing, and then to General Manager Global Solutions, for the company's personal communication sector, where he created and grew a team of more than 200 professionals to enter into the hardware services and application business. From 1994 through 1998, Steiner held the position of Group Managing Director at London-based NXT PLC, where he was involved in strategic planning including M&A and technical developments to ensure the Group's continued growth and profitability. He also served as Chairman and CEO of Huntingdon, UK-based Mission Electronics and Leeds and UK-based Wharfedale International Limited under NXT PLC, where he restructured the companies to integrate them into the company and make them profitable.

     "Over the last 10 years, Jeremy Peter-Hoblyn directed the development of the Company's proprietary products: Platinum Plus(R) fuel-borne catalysts (FBC), purifier systems and ARIS(R) urea injection systems. During this time a strong patent position was developed for the core technologies. The Company also received EPA verification last year for its FBC purifier system and recently for its FBC catalyzed wire-mesh filter system with its strategic partner PUREarth (a subsidiary of Mitsui Inc. of Japan)," said CDT Non-Executive Chairman, Derek R. Gray. "We thank Jeremy for his contribution and are pleased that he is remaining a member of the Board.
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DR. BERNHARD STEINER APPOINTED CHIEF EXECUTIVE OFFICER OF CDT
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     Gray added, "Following EPA verification, important contracts have been achieved with key customers in the US that are now beginning to result in sales. To accelerate this process, we will look to Bernhard to build the organization for a company that is a commercial leader in the global environmental solutions market. His record demonstrates his ability to develop market research and targeted growth strategies, prepare and negotiate acquisitions and license agreements, and introduce products into new markets."

     Steiner said, "I am enthusiastic about joining Clean Diesel. I believe a sound foundation for growth is in place and I see great opportunities for our existing and future products. Clean air and energy efficiency are two areas of great concern around the world and we have technologies and know-how that will be key to improving both of these."

     Steiner received his Bachelor's, Master's and Doctorate in Business Administration from the University of St. Gallen in Switzerland. He speaks several languages, including German, Italian, French and English, and resides in Mainz-Kostheim in Germany.

     On August 11, 2004, the Company announced that Jeremy Peter-Hoblyn, Chief Executive Officer, had informed the Board of Directors of his intention to retire before the end of the year.

About Clean Diesel Technologies, Inc.
-------------------------------------
     Clean Diesel Technologies, Inc. is a specialty chemical company with patented products that reduce emissions from diesel engines while simultaneously improving fuel economy and power. Products include Platinum Plus(R) fuel catalysts, the Platinum Plus Purifier System, and the ARIS(R) 2000 urea injection systems for selective catalytic reduction of NOx. Platinum Plus and ARIS are registered trademarks of Clean Diesel Technologies, Inc. For more information, visit CDT at www.cdti.com or contact the Company directly.

     Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including those detailed in the Company's filings with the Securities and Exchange Commission, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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